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                                                                          EX23.2

                 Consent of Independent Chartered Accountants

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-4) and related prospectus of Echo Bay Mines Ltd., for the registration of 8,830,934 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1996, with respect to the consolidated financial statements of Echo Bay Mines Ltd., included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG
                                            Chartered Accountants

Edmonton, Canada
June 19, 1996